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                                                                   EXHIBIT 23.2

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 18, 1999, relating to the consolidated financial statements of Evergreen Resources, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Denver, Colorado
May 11, 1999